Exhibit 99.2

ASTERO BIO CORPORATION

FINANCIAL STATEMENTS

MARCH 31, 2019

CONTENTS

Page

FINANCIAL STATEMENTS

BALANCE SHEET (UNAUDITED)	3
STATEMENTS OF OPERATIONS (UNAUDITED)	4
STATEMENTS OF STOCKHOLDERS' EQUITY (UNAUDITED)	5
STATEMENTS OF CASH FLOWS (UNAUDITED)	6
NOTES TO FINANCIAL STATEMENTS (UNAUDITED)	7 - 12

ASTERO BIO CORPORATION

BALANCE SHEET

March 31, 2019

(Unaudited)

ASSETS

Current Assets
Cash and cash equivalents	$11,951
Accounts receivable, net of allowance for doubtful accounts of $44,834	154,476
Inventories	176,099
Other assets	99,898

Total current assets	442,424

Intangible Assets, net	4,457,880

Total assets	$4,900,304

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accounts payable	$233,852
Deferred revenue	164,416
Note payable to shareholder	300,000

Total current liabilities	698,268

Stockholders' Equity
Preferred stock, $0.001 par value; 6,154,167 shares authorized
Founders convertible preferred stock; 900,000 shares designated, issued, and outstanding	900
Series A convertible preferred stock; 3,833,334 shares designated; 3,625,001 shares issued and outstanding; aggregate liquidation preference of $4,350,001	3,625
Junior Series A-1 convertible preferred stock; 1,420,833 shares designated, issued, and outstanding; aggregate liquidation preference of $1,705,000	1,421
Common stock, $0.001 par value; 12,000,000 shares authorized; 4,039,999 shares issued and outstanding	4,040
Additional paid-in capital	6,090,482
Accumulated deficit	(1,898,432)

Total stockholders' equity	4,202,036

Total liabilities and stockholders' equity	$4,900,304

See Notes to Financial Statements

ASTERO BIO CORPORATION

STATEMENTS OF OPERATIONS

For the Three Months Ended March 31, 2019 and 2018

(Unaudited)

	2019	2018

Revenue	$209,834	$-
Cost of goods sold	102,677

Gross profit	107,157	-

Operating Expenses
Research and development	488,167	29,128
General and administrative	155,562	39,332
Sales and marketing	65,397	17,769

Total operating expenses	709,126	86,229

Net loss	$(601,969)	$(86,229)

See Notes to Financial Statements

ASTERO BIO CORPORATION

STATEMENTS OF STOCKHOLDERS' EQUITY

For the Three Months Ended March 31, 2019 and 2018

(Unaudited)

	Founders Preferred Stock		Series A Preferred Stock		Junior Series A-1 Preferred Stock		Common Stock		Additional		Total
	Number		Number		Number		Number		Paid-In	Accumulated	Stockholders'
	of Shares	Amount	of Shares	Amount	of Shares	Amount	of Shares	Amount	Capital	Deficit	Equity
Balances as of December 31, 2018	900,000	$900	3,625,001	$3,625	1,420,833	$1,421	4,039,999	$4,040	$6,090,482	$(1,296,463)	$4,804,005
Net loss										(601,969)	(601,969)
Balances as of March 31, 2019	900,000	$900	3,625,001	$3,625	1,420,833	$1,421	4,039,999	$4,040	$6,090,482	$(1,898,432)	$4,202,036

	Founders Preferred Stock		Series A Preferred Stock		Junior Series A-1 Preferred Stock		Common Stock		Additional		Total Stockholders'
	Number		Number		Number		Number		Paid-In	Accumulated	Equity
	of Shares	Amount	of Shares	Amount	of Shares	Amount	of Shares	Amount	Capital	Deficit	(Deficit)
Balances as of December 31, 2017	-	$-	-	$-	-	$-	-	$-	$-	$-	$-
Issuance of stock to founders for nominal consideration	900,000	900					3,600,000	3,600	(4,500)
Net loss										(86,229)	(86,229)
Balances as of March 31, 2018	900,000	$900	-	$-	-	$-	3,600,000	$3,600	$(4,500)	$(86,229)	$(86,229)

See Notes to Financial Statements

ASTERO BIO CORPORATION

STATEMENTS OF CASH FLOWS

For the Three Months Ended March 31, 2019

(Unaudited)

	2019	2018

Cash Flows From Operating Activities
Net loss	$(601,969)	$(86,229)
Adjustments to reconcile net loss to net cash flows used in operating activities
Amortization of intangible assets	81,843	-
Changes in operating assets and liabilities
Accounts receivable	5,702	-
Inventories	38,693	-
Other assets	(80,020)	-
Accounts payable	198,779	12,610
Accrued compensation	(53,825)	-
Deferred revenue	4,465	-

Net cash flows used in operating activities	(406,332)	(73,619)

Cash Flows From Investing Activity
Purchases of intangible assets	(47,079)	(5,000)

Cash Flows From Financing Activity
Proceeds from issuance of debt	300,000	150,000

Net change in cash and cash equivalents	(153,411)	71,381

Cash and Cash Equivalents, beginning of year	165,362	-

Cash and Cash Equivalents, end of year	$11,951	$71,381

See Notes to Financial Statements

NOTES TO FINANCIAL STATEMENTS

(Unaudited)

Note 1.    Nature of Operations and Significant Accounting Policies

Nature of Operations

Astero Bio Corporation ("the Company") was formed in late 2017, but did not have any operations until 2018. The Company is an innovator in the design, development and commercialization of novel automated thawing devices for cell and gene therapies. The Company’s ThawSTAR® Automated Cell Thawing Systems are designed to replace uncontrolled and highly variable manual methods, de-risking the therapeutic cell thawing process and optimizing cell efficacy. ThawSTAR® systems optimize cell thawing using a customizable algorithm for each unique cell therapy product and protocol. These systems, combined with the Company’s ultra-low temperature cold storage and transport solutions, advance the physical management of biologics by providing safe, controlled and scalable processing of temperature-sensitive samples and products.

Subsequent Acquisition

On April 1, 2019, the Company was acquired by BioLife Solutions, Inc. (“BioLife”). The shareholders of the Company sold all equity ownership of the Company to BioLife for cash consideration and the Company was merged into BioLife.

Basis of Presentation

These financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers highly liquid short-term investments with original maturities from the date of purchase of three months or less to be cash equivalents. From time to time, the Company has cash and cash equivalent balances in excess of federally insured limits.

Accounts Receivable

Accounts receivable are stated at their net realizable amount and consist of amounts due from customers. The Company uses the allowance method for recognizing bad debts. When an account is deemed uncollectible, it is written off against the allowance. The Company generally does not charge interest or require collateral for its receivables.

At March 31, 2019, amounts due from three customers comprised 47% of net accounts receivable.

Inventories

Inventories are stated at the lower of cost or net realizable value. Cost is determined using the first-in first-out (FIFO) method. At March 31, 2019, all inventory is finished goods inventory.

Intangible Assets

Intangible assets consist of acquired patents and trademarks (see Note 2) and costs incurred in developing patents. The Company initially records intangible assets at their fair value on the date of acquisition for acquired intangibles or cost if related to patent development and then amortizes them using the straight-line method over the useful economic lives of the assets, ranging from 10 to 15 years.

Impairment of Long-Lived Assets

The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability is measured by comparing the carrying amount to the future net cash flows that the assets are expected to generate. If said assets are considered to be impaired, the impairment that would be recognized is measured by the amount by which the carrying amount of the assets exceeds the projected discounted future net cash flows arising from the asset. There have been no such impairments of long-lived assets to date.

Revenue Recognition

On January 1, 2019, the Company adopted Financial Accounting Standards Board Accounting Standards Update (ASU) No. 2014-09, Revenue from Contracts with Customers and other related ASUs (FASB ASC Topic 606) using the modified retrospective approach applied to those contracts in effect as of January 1, 2019. Under this transition method, results for reporting periods beginning after January 1, 2019, are presented under the new standard, while prior period amounts are not adjusted and continue to be reported in accordance with the Company’s historical accounting policies under FASB ASC Topic 605, Revenue Recognition. Adoption of the new standard did not have an impact on the amounts reported in the Company’s financial statements and there were no other significant changes impacting the timing or measurement of our revenue.

To determine revenue recognition for contractual arrangements that the Company determines are within the scope of FASB ASC Topic 606, the Company performs the following five steps: (i) identify each contract with a customer; (ii) identify the performance obligations in the contract; (iii) determine the transaction price; (iv) allocate the transaction price to the performance obligations in the contract; and (v) recognize revenue when (or as) the Company satisfies the relevant performance obligation. The Company only applies the five-step model to contracts when it is probable that it will collect the consideration it is entitled to in exchange for the goods or services it transfers to the customer. The Company’s revenues are primarily generated from the sale of products. We generally recognize product revenue, including shipping and handling charges billed to customers, when we transfer control of our products to our customers as our contracts typically have a single performance obligation (transfer of control generally occurs upon either shipment of product or receipt by the customer, depending on the specific shipment terms). Shipping and handling costs are classified as part of cost of goods sold in the statements of operations.

The Company invoices and receive payments from our customers typically after the recognition of revenue, resulting in receivables from customers that are presented as accounts receivable on the balance sheet. Accounts receivable consist of short-term amounts due from our customers (generally 30 to 90 days) and are stated at the amount the Company expects to collect. Changes in accounts receivable are primarily due to the timing and magnitude of orders of products, the timing of when control of products is transferred to customers, and the timing of cash collections. Amounts received in advance of revenue being recognized from the Company’s contracts are considered contract liabilities and classified as deferred revenue in the balance sheet.

Revenue from four customers accounted for 65% of total revenue during the three months ended March 31, 2019.

Warranty Claims

The Company provides for a standard warranty on products sold. The Company records a liability for potential warranty claims for product malfunctions. The liability is management’s best estimate of potential costs related to future claims. Based on management’s determination of the likelihood of potential costs related to warranty claims on products sold through March 31, 2019, no warranty liability was determined to be necessary and none is recorded at March 31, 2019.

Research and Development

Costs incurred in research and development activities are generally expensed as incurred.

Advertising

Advertising costs are expensed as incurred. Advertising expense for the three months ended March 31, 2019 and 2018, was $6,978 and $3,204, respectively, which is included in sales and marketing expenses in the statements of operations.

Stock-Based Compensation

The Company accounts for stock-based awards based on the fair value of the stock-based award on the date of grant. The fair value of the stock-based award is recognized to expense over the requisite service period (typically the vesting period) with forfeitures recognized when they occur.

Income Taxes

The Company accounts for income taxes under an asset and liability approach that requires recognition of deferred tax assets and liabilities for expected future tax consequences of events that have been recognized in the Company's financial statements or tax returns. The Company establishes a valuation allowance to the extent that it is more likely than not that deferred tax assets will not be utilized against future taxable income. The Company evaluates its uncertain income tax positions and may record a liability for any unrecognized tax benefits resulting from uncertain tax positions taken or expected to be taken in an income tax return. No liability has been recorded for uncertain tax positions or related interest or penalties at March 31, 2019.

Note 2. Intangible Assets

Intangible assets consist of the following at March 31, 2019:

		Remaining
		Useful Life
Acquired and other developed technology	$4,219,941	14.0 years
Trademarks	536,117	9.0 years
	4,756,058
Accumulated amortization	(298,178)
	$4,457,880

Estimated future amortization expense for intangible assets is as follows for years ending December 31:

2019 (less than one year)	$245,157
2020	327,000
2021	327,000
2022	327,000
2023	327,000
Thereafter	2,904,723
$4,457,880

Note 3. Note Payable to Shareholder

The Company has a promissory note for up to $500,000 with a shareholder bearing interest at 6%. Principal and accrued interest is payable at maturity which is April 30, 2019. The Company received $300,000 on the note all of which is outstanding at March 31, 2019. The note was repaid in full subsequent to March 31, 2019, in conjunction with the acquisition by BioLife discussed in Note 1.

Note 4. Stockholders' Equity

Founders’ Stock

In January 2018, the Company issued 900,000 shares of Founders Preferred Stock and 3,600,000 shares of common stock to the three founders of the Company in exchange for the assets contributed to the Company. The fair value of assets contributed and related shares of common and preferred stock were deemed to be immaterial and thus, no amounts are recorded in these financial statements for the issuance of stock.

Convertible Preferred Stock

Conversion. Shares of Founders, Series A, and Junior Series A-1 preferred stock are convertible into shares of common stock at the option of the holder at a ratio equal to the original issue price divided by the conversion price. The original issue price and the conversion price were initially the same for Founders, Series A, and Junior Series A-1 preferred stock at $1.20 per share. The conversion price is subject to adjustment as described in the Company’s Certificate of Incorporation. In addition, each share of preferred stock will automatically be converted into shares of common stock upon the earlier of (1) the closing of a public offering for common stock, as defined in the Company’s Certificate of Incorporation, or (2) upon the occurrence of a vote of the holders of a majority of the outstanding shares of preferred stock.

Redemption. Shares of Series A and Junior Series A-1 preferred stock are redeemable on or after July 1, 2023, at the option of the holders of the shares of Series A and Junior Series A-1 preferred stock. The redemption price will be equal to the greater of (1) the original issue price, plus any dividends accrued or declared but unpaid, of the preferred stock, or (2) the fair market value (determined in the manner set forth in the Company’s Certificate of Incorporation) of the preferred stock as of the date of the Company’s receipt of the written notice requesting redemption of the preferred stock. Such redemption shall be made in one lump sum payment within six months after receipt by the Company of the redemption request

Liquidation. In the event of liquidation, dissolution, or winding up of the Company, (i) Series A preferred stockholders are entitled to preferential payment equal to the amount of the original issue price, plus any dividends declared but unpaid, before any payment shall be made to the holders of Junior Series A-1 preferred stock, Founders preferred stock or common stock, and (ii) Junior Series A-1 preferred stockholders are entitled to preferential payment equal to the amount of the original issue price, plus any dividends declared but unpaid, before any payment shall be made to the holders of Founders preferred stock or common stock Upon liquidation and payment of the full amount to the Series A and Junior Series A-1 preferred stockholders, distribution of the remaining assets of the Company would be pro rata to the preferred and common shareholders based on an as-converted to common stock basis. If there are insufficient funds to pay the preferential amount to the holders of the Series A and Junior Series A-1 preferred stock in full, then amounts available will be distributed ratably to the holders of the Series A and Junior Series A-1 preferred stock in proportion to the preferential amount to which each holder is entitled.

Dividend Provisions. The holders of Series A preferred stock are entitled to receive annual dividends at the rate of 8% of the original issue price per share prior and in preference to any declaration or payment of any dividend on other preferred or common stock. The holders of Junior Series A-1 preferred stock are entitled to receive annual dividends at the rate of 8% of the original issue price per share prior and in preference to any declaration or payment of any dividend on Founders preferred stock or common stock. The right to receive dividends is cumulative and dividends shall accrue from day to day, whether or not declared, but are payable only when and if declared by the Board of Directors of the Company. As of December 31, 2018, no dividends had been declared or paid.

Voting Rights. The holder of each share of preferred stock is entitled to the number of votes equal to the number of shares of common stock into which each share of preferred stock can be converted. The holders of Series A and Junior Series A-1 preferred stock are entitled, voting together as a separate series, to elect three directors of the Board of Directors. The holders of common stock are entitled to elect two directors of the Board of Directors. The Series A and Junior Series A-1 preferred stockholders are entitled to certain protective provisions preventing the Company from performing certain actions without the preferred stockholders’ approval.

2018 Stock Plan

The Company has a 2018 Stock Plan ("the Plan") and reserved 475,000 shares of common stock for issuances thereunder. Under the terms of the Plan, the Board of Directors may grant incentive and nonqualified stock options, stock appreciation rights, restricted stock, and restricted stock units to employees, directors, and consultants of the Company. At March 31, 2019, the number of shares of common stock available for future grant under the Plan amounted to 60,001. No stock-based awards were granted during the three months ended March 31, 2019 and 2018.

Note 5. Income Taxes

For the three months ended March 31, 2019 and 2018, the Company did not have any taxable income; therefore, no income tax liability or expense has been recorded in these financial statements. The difference between the taxes at the statutory federal tax rate and no tax provision recorded is primarily due to the full valuation allowance against the Company's net deferred tax asset. The net deferred tax asset at March 31, 2019, amounts to approximately $315,000 and is primarily composed of a tax net operating loss carryforward. The Company has provided a full valuation allowance against the net deferred tax asset, which increased by approximately $115,000 during the three months ended March 31, 2019.

At March 31, 2019, the Company has a net operating loss carryforward of approximately $1.5 million which can be carried forward indefinitely. If not used, the net operating losses may be subject to limitation under Internal Revenue Code Section 382 should there be a greater than 50% ownership change as determined under the regulations.

Note 6. Operating Lease

The Company leases its office facility under a lease agreement expiring June 30, 2019. The lease requires monthly payments of $7,378 resulting in future minimum rental payments for the remainder of the year ending December 31, 2019, of $22,134. Rent expense under this lease for the three months ended March 31, 2019, was $22,609, which is included in general and administrative expenses in the statement of operations (none during the three months ended March 31, 2019).

Note 7. Subsequent Events

Subsequent events have been evaluated through the date these financial statements were available to be issued, which was June 14, 2019. Subsequent to March 31, 2019, the Company was acquired by BioLife as discussed in Note 1.